Exhibit 10.4

INVESTMENT AGREEMENT

Dated as of March 24, 2006

between

OLD DOMINION ELECTRIC COOPERATIVE,

and

FGIC FINANCIAL SERVICES LLC

CLOVER UNIT 1 GENERATING FACILITY

AND

COMMON FACILITIES

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of March 24, 2006 (this “Agreement”), between OLD DOMINION ELECTRIC COOPERATIVE, a wholesale power supply cooperative organized under the laws of the Commonwealth of Virginia (“Old Dominion”), and FGIC FINANCIAL SERVICES LLC, a limited liability company organized under the laws of the State of Delaware (“FFS”).

WITNESSETH:

WHEREAS, Old Dominion is the Lessee under an Equipment Operating Lease, dated as of February 29, 1996, as amended, with the Owner Trustee, and Old Dominion is the Foundation Lessee under a Foundation Operating Lease, dated as of February 29, 1996, as amended, with the Owner Trustee; and

WHEREAS, Old Dominion desires to make the Investment (as defined below) in consideration for the payments described herein and FFS is prepared to accept the Investment, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement, dated as of February 29, 1996, among Old Dominion, State Street Bank and Trust Company (“SSB”), not in its individual capacity but solely as Owner Trustee, First Union National Bank of Florida (“First Union”) and Utrecht-America Finance Co., as Lender and Agent, as amended by (i) Amendment No. 1 to Participation Agreement, dated as of December 19, 2002, among such parties (other than First Union), Wachovia Bank, National Association (formerly known as First Union National Bank, and successor in interest to First Union), and Cedar Hill International Corp. (“Cedar Hill”), as Series B Lender, (ii) Amendment No. 2 to Participation Agreement, dated as of December 31, 2004, among such parties (other than SSB), and U.S. Bank National Association, not in its individual capacity, but solely as successor to SSB, as Owner Trustee, and (iii) Amendment No. 3 to Participation Agreement, dated as of the date hereof, among such parties (other than Cedar Hill International Corp. and Wachovia Bank, National Association), FGIC Capital Services LLC, as Series B Lender, and First Union Financial Investments, Inc., as successor in interest to Wachovia Bank, National Association, as Owner Participant (as amended, modified and supplemented from time to time, the “Participation Agreement”). All references to sections herein are to sections of this Agreement unless otherwise indicated and the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision.

Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 2. INVESTMENT

Section 2.1. Investment Amount. Old Dominion has invested $31,883,099.11 with FFS on the date hereof, and FFS has accepted such investment subject to the terms and conditions of this Agreement. The “Investment” shall be such amount invested on the date hereof together with interest accrued thereon upon the terms set forth in this Agreement.

Section 2.2. Interest. Interest shall accrue on the Investment at the rate of 4.06% per annum (the “Investment Rate”). Interest shall be calculated on the basis of a year of 360 days and 12 months of 30 days each. To the extent set forth on Schedule A under the column “Interest Added to Investment” with respect to any date specified on Schedule A (each an “Investment Payment Date”) an amount equal to the portion of the interest which accrued on the Investment from the preceding Investment Payment Date shown on Schedule A shall not be paid on such Investment Payment Date but shall increase the amount of the Investment. Set forth on Schedule B opposite each Investment Payment Date is the amount of the Investment on such date, taking into account any addition of accrued interest on the Investment and the payment of all interest actually payable on such date.

Section 2.3. Time, Place and Method of Payment.

(a) All payments required to be made hereunder shall be made by wire transfer in immediately available funds prior to 10:00 A.M., New York City time, on the date on which such payment is due.

(b) Old Dominion hereby directs FFS to pay directly to the Owner Trustee at its account at Wachovia Bank, National Association, Account No. 990-399-01, ABA No. 011-000-28, Attention: Manager – Corporate Trust, David Ganss or to such other place as the Owner Trustee notifies FFS in writing, all amounts payable to Old Dominion under this Agreement. This direction shall be irrevocable so long as this Agreement is pledged to the Owner Trustee.

SECTION 3. PAYMENTS

Section 3.1. Scheduled Payments. Subject to Sections 2.3(b) and 3.2 and all applicable payment instructions, FFS shall pay to Old Dominion on each Investment Payment Date the “Interest Payable” and the “Investment Payable” specified on Schedule A hereto with respect to such Investment Payment Date.

Section 3.2. Early Termination Payments.

(a) So long as this Agreement is pledged to the Owner Trustee, as Lessor under the Equipment Operating Lease and as Foundation Lessor under the Foundation Operating Lease, pursuant to the Investment Pledge Agreement, FFS shall, upon not less than two Business Days’ prior notice from Old Dominion, pay to Old Dominion, or, if this Agreement is pledged to the Owner Trustee, then to the Owner Trustee for the account and on behalf of Old Dominion, on the Investment Payment Date (as set forth in such notice) that corresponds to a date specified in clauses (i) through (viii) of this Section 3.2(a), the “Investment Agreement Early Termination Amount” specified on Schedule B hereto with respect to such Investment Payment Date:

(i)	on the applicable Termination Date on which the Equipment Operating Lease and the Foundation Operating Lease shall be terminated in the event the Equipment Operating Lease and the Foundation Operating Lease shall be terminated pursuant to the provisions of Section 10.2 of each thereof; or

(ii)	on the applicable Termination Date on which the Equipment Operating Lease and the Foundation Operating Lease shall be terminated in the event the Equipment Operating Lease and the Foundation Operating Lease shall be terminated pursuant to the provisions of Section 13 of each thereof; or

(iii)	on the applicable Termination Date on which the Equipment Operating Lease and the Foundation Operating Lease shall be terminated in the event the Equipment Operating Lease and the Foundation Operating Lease shall be terminated pursuant to the provisions of Section 14 of each thereof; or

(iv)	on the date of any termination of the Equipment Operating Lease and the Foundation Operating Lease pursuant to the provisions of Section 17 of each thereof or the date upon which Termination Value or an amount computed by reference to Termination Value is payable under Section 17 of the Equipment Operating Lease and the Foundation Operating Lease (unless such date is not an Investment Payment Date, in which case the Investment Agreement Early Termination Amount shall be determined as of the Investment Payment Date immediately preceding such Investment Payment Date); or

(v)	on the applicable Termination Date on which the Equipment Operating Lease and the Foundation Operating Lease shall be terminated in the event the Equipment Operating Lease and the Foundation Operating Lease shall be terminated pursuant to the provisions of Section 18 of each thereof; or

(vi)	on the Loan Refinancing Date on which the Loan Certificates shall be prepaid pursuant to Section 10.3 of the Participation Agreement and Section 2.10 of the Loan Agreement;

(vii)	on the Payment Date on which the Owner Trustee or Owner Participant shall purchase the Series B Loan Certificate pursuant to Section 4.8 of the Loan Agreement; or

(viii)	subject to Section 3.5 of this Agreement, following the occurrence and during the continuance of an Investment Agreement Credit Event. An “Investment Agreement Credit Event” shall occur if the long-term, unsecured and unsubordinated indebtedness or claims paying ability of Financial Guaranty Insurance Company shall be rated lower than “Aa1” by Moody’s Investor Services, Inc. or “AA+” by Standard and Poor’s Ratings Services (unless such date is not a Investment Payment Date, in which case the Investment Agreement Early Termination Amount shall be determined as of the Investment Payment Date immediately preceding such Investment Payment Date).

If payment is made pursuant to clause (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) then this Agreement shall terminate and no Investment Payment Amount payable on any Investment Payment Date subsequent to such Investment Payment Date shall be required hereunder.

(b) The Investment Agreement Early Termination Amount payable on any Investment Payment Date pursuant to Section 3.2(a) includes the “Interest Payable” and “Investment Payable” on Schedule A for such Investment Payment Date.

(c) If not earlier repaid in full pursuant to the terms hereof, FFS shall pay to Old Dominion on January 5, 2018 an amount equal to the amount specified in Schedule A hereto with respect to such date.

Section 3.3. Overdue Interest. Any amount payable by FFS hereunder which shall not be paid when due shall bear interest at the Overdue Rate from the due date of such amount until the date of its payment.

Section 3.4. No Other Payments. FFS shall have no obligation to make any payment hereunder, except as expressly provided in this Section 3 and in any applicable payment instructions conforming hereto.

Section 3.5. Payment Upon Written Notice.

(a) Scheduled payments under Section 3.1 shall be made by FFS without further act or notice by any Person. Other payments hereunder (except pursuant to Section 3.2(c)) shall be made only upon two Business Days’ prior written notice from Old Dominion, which written notice shall be accompanied by an Officer’s Certificate of Old Dominion stating that the circumstances requiring such payment hereunder have occurred and including a reasonably detailed description of such circumstances as shall evidence the requirements of the subject payment to be made hereunder.

(b) So long as Old Dominion’s rights under this Agreement are pledged to the Owner Trustee pursuant to the Investment Pledge Agreement or are re-pledged to the Agent pursuant to the Loan Agreement, a notice under clause 3.2 to be effective must be endorsed with the consent of the Owner Trustee and, so long as the Liens of the Loan Agreement and the Leasehold Mortgage have not been discharged, the consent of the Agent.

(c) FFS agrees that, in the event that it has received a notice under clause 3.2 with any necessary consents, it will pay the Investment Agreement Early Termination Amount in accordance with the relevant notice without offset, deduction or, other than as required by Applicable Law, withholding and without regard to any conflicting payment instruction delivered by any other Person.

(d) FFS shall rely on any such notice under Section 3.2 purported to be signed by a Responsible Officer of the appropriate signatory without inquiry as to whether the matters stated in it are true.

Section 3.6. Limitation on FFS’s Obligations. In performing its obligations hereunder, neither FFS nor any of its directors, officers, employees, agents or representatives shall be liable or responsible for: (i) the payment of any amounts owing on or with respect to the Loan Certificates; (ii) the use or application of any monies payable hereunder upon payment to the Person entitled thereto pursuant to the provisions hereof; (iii) any acts or omissions of the Owner Trustee, any Lender or the Agent under or with respect to the Loan Certificates or the Loan Agreement; (iv) the validity or enforceability of the Loan Certificates or the Loan Agreement; (v) Old Dominion’s performance of its obligations under this Agreement or any other Operative Document; and (vi) any failure to perform its obligations due to the inoperability of the Federal Funds Wire Service and any other reasonably available wire service capable of effectuating a transfer of immediately available funds. Without limiting the foregoing, regardless of whether FFS has reviewed the Loan Agreement or is generally familiar with the terms of agreements of a similar type, FFS shall have no duty to comply with the terms of the Loan Agreement or to ascertain whether any Person is in compliance therewith. FFS and Financial Guaranty Insurance Company may have business relationships with entities or persons party to other agreements or instruments with respect to the Loan Certificates.

Section 3.7. Unconditional obligation; no set-off. The obligation of FFS to make each payment in accordance with the terms and conditions of this Agreement, constitutes an absolute and unconditional obligation of FFS, and FFS agrees to pay the same without counterclaim, abrogation, set-off or other reduction by FFS against amounts otherwise due and owing to FFS or any Affiliate thereof by Old Dominion or any other Person; and FFS hereby expressly waives any rights it may have under Applicable Law or otherwise to any set-off or other reduction by FFS against amounts otherwise owed to FFS or its Affiliates by Old Dominion or any other Person.

SECTION 4. REPRESENTATIONS OF FFS

FFS represents and warrants that:

(a) Organization. It has full power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Agreement.

(b) Due Authorization. Its execution, delivery and performance of this Agreement has been duly authorized by all necessary action on its part and do not require any member approval, or any approval or consent of, or notice to, any trustee or holder of any indebtedness or obligation of FFS.

(c) Legal, Valid and Binding Obligations. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether enforcement is pursuant to a proceeding in equity or at law.

SECTION 5. PLEDGE AND RE-PLEDGE

The parties acknowledge that Old Dominion has pledged this Agreement to the Owner Trustee pursuant to the Investment Pledge Agreement to secure its obligations under the Equipment Operating Lease and the Foundation Operating Lease and that the Owner Trustee has re-pledged such rights to the Agent under the Loan Agreement as security for the Owner Trustee’s obligations under the Loan Certificates. FFS hereby consents to such pledge and re-pledge.

SECTION 6. MISCELLANEOUS

Section 6.1. Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Section 6.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of either party hereto, at such other address as such party may from time to time designate by written notice to the other party hereto:

If to Old Dominion:

Old Dominion Electric Cooperative

4201 Dominion Boulevard

Glen Allen, Virginia 23060

Facsimile No.: (804) 747-3742

Telephone No.: (804) 747-0592

Attention: Senior Vice President and Chief Financial Officer

If to FFS:

FGIC Financial Services LLC

c/o Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

Facsimile No.: (212) 312-3220

Telephone No.: (212) 312-3000

Attention: Surveillance Group

Section 6.3. Survival. All warranties, representations, indemnities and covenants made by either party hereto, herein or in any certificate or other instrument delivered by either such party or on the behalf of such party under this Agreement, shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby on the date hereof regardless of any investigation made by either party or on behalf of such party.

Section 6.4. Successors and Assigns. (a) This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

(b) Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests herein without the consent of the other party hereto except that, without such consent, FFS may transfer this Agreement or any of its interests or obligations hereunder to any wholly owned direct or indirect subsidiary of FGIC Corporation that is not a Holder of a Series B Loan Certificate if (i) from and after such transfer and the assumption by the transferee of FFS’s obligations hereunder, the obligations of the transferee hereunder shall be insured or otherwise supported by Financial Guaranty Insurance Company or such other Person as is then providing credit enhancement for the obligations of FFS or such transferee hereunder, on terms no less favorable to Old Dominion and the Owner Trustee as the terms of the Agreement, and (ii) the transferee shall have delivered to Old Dominion (A) an assignment and assumption agreement pursuant to which the transferee assumes all of the obligations and interests of FFS under this Agreement, (B) such legal opinions as Old Dominion, the Owner Participant or the Agent shall request, and (C) such other documents and representations and warranties as Old Dominion, the Owner Participant or the Agent reasonably shall request.

Section 6.5. Business Day. Notwithstanding anything herein or in any other Operative Document to the contrary, if the date on which any payment is to be made pursuant to this Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

Section 6.6. Governing Law. This Agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance.

Section 6.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.8. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one instrument.

Section 6.9. Headings. The headings of the sections of this Agreement are included for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 6.10. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the other Operative Documents.

Section 6.11. Consent to Jurisdiction and Service of Process.

Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the rights of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court, and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. A final judgment obtained in respect of any action, suit or proceeding referred to in this Section 6.11 shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any manner as provided by Applicable Law. Each of the parties hereto hereby consents to service of process by registered mail, Federal Express, DHL or similar courier at the address to which notices to are to be given, it being agreed that service in such manner shall constitute valid service upon such party or its respective successors or assigns in connection with any such action or proceeding only; provided, however, that nothing in this Section 6.11 shall affect the right of any of such parties or their respective successors or assigns to serve legal process in any other manner permitted by Applicable Law or affect the right of any of such parties or its respective property in the courts of other jurisdictions.

Section 6.12. Legend. NEITHER THIS AGREEMENT NOR THE POLICY HAS BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE, AND, EXCEPT IN CONNECTION WITH AN ASSIGNMENT HEREOF TO FINANCIAL GUARANTY INSURANCE COMPANY UPON A PAYMENT UNDER THE POLICY, THIS AGREEMENT AND THE POLICY MAY BE SOLD, TRANSFERRED OR ASSIGNED ONLY AS PERMITTED HEREUNDER AND ONLY IF REGISTERED PURSUANT TO THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. BY ITS EXECUTION OF THIS AGREEMENT OR ACCEPTANCE OF ANY PLEDGE HEREOF, EACH OF OLD DOMINION AND ANY PLEDGEE HEREOF AGREES THAT THE AGREEMENT AND THE POLICY ARE BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF.

Section 6.13. Taxes.

(a) FFS shall receive from Old Dominion and each pledgee of any interest in this Agreement, to the extent not already provided, on or promptly following the date hereof, a properly completed Form W-9, Form W-8BEN, W-8IMY or W-8ECI, as applicable, or any successor form, or any other form of the U.S. Internal Revenue Service pursuant to which a Person may certify as to its exemption from withholding, as to each Person to whom payments are to be made hereunder (including under any pledge or payment instruction).”

(b) All payments made by FFS hereunder shall be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If FFS is so required to deduct or withhold, then FFS shall deduct or withhold all taxes required to be withheld or deducted and will not be obligated to pay any additional amounts in respect of such withholding or deduction.

Section 6.14. Treatment of Agreement as Debt. The parties to this Agreement shall treat this Agreement as effecting a loan by Old Dominion to FFS (or a deposit placed by Old Dominion with FFS) for United States federal income tax purposes, state and local income tax and franchise tax purposes and all regulatory and financial accounting purposes and will not take a position inconsistent with the foregoing at any time on or after the date of this Agreement (unless required to do so by an applicable taxing jurisdiction or regulatory body and unless, as a result of a change in law subsequent to the date hereof, there is no reasonable basis to so treat the Agreement). The parties to this Agreement agree that, if this Agreement is permitted to be transferred, it may only be transferred through a book-entry system maintained by FFS within the meaning of the United States Temporary Treasury Regulation Section 5f.103-1(c) and Treasury Regulation 1.871-14(c)(1).

IN WITNESS WHEREOF, each of Old Dominion and FFS has executed this Agreement as of the date and year first above written.

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ Robert L. Kees
Name:	Robert L. Kees
Title:	Senior Vice President and Chief Financial Officer
Date:	March 24, 2006

FGIC FINANCIAL SERVICES LLC

By:	/s/ Paul R. Morrison
Name:	Paul R. Morrison
Title:	Managing Director
Date:	March 24, 2006

SCHEDULE A

to

Investment Agreement

SCHEDULED PAYMENTS

Investment Payment Date	Interest Accrued	Interest Added to Investment	Interest Payable	Investment Payable

SCHEDULE B

to

Investment Agreement

INVESTMENT AGREEMENT EARLY TERMINATION AMOUNTS

Investment Payment Date	Investment Agreement Early Termination Amount